UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 16, 2019

AVALONBAY COMMUNITIES, INC.

(Exact name of registrant as specified in its charter)

Commission file number 1-12672

Maryland	77-0404318
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ballston Tower

671 N. Glebe Rd, Suite 800

Arlington, Virginia 22203

(Address of principal executive offices)(Zip code)

(703) 329-6300

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

AvalonBay Communities, Inc. (the “Company”) previously reported in its Current Report on Form 8-K dated July 11, 2019 (the “July 2019 8-K”) that Leo S. Horey, Chief Administrative Officer, would be retiring on or about January 1, 2020, and that because of his length of service and age he qualified for various benefits by reason of a departure due to retirement, assuming he entered into a Retirement Agreement containing a general release and other terms.  Mr. Horey executed a Retirement Agreement on December 16, 2019, and will retire from the Company on January 1, 2020, and thereby became entitled to receive the following benefits:

Mr. Horey will receive, at the same time that the Company pays its annual short term bonuses to its other employees (but in no event later than March 15, 2020) a cash payment representing the dollar amount of his 2019 annual bonus (cash and stock) as determined in good faith by the Company based on corporate, business unit and individual performance for 2019. On the thirtieth day after his retirement date, his outstanding unvested restricted shares of AvalonBay Communities, Inc. common stock (13,702 shares) will automatically vest. In addition, 100% of the performance units from Mr. Horey’s 2017-2019 performance award (3,387 units) and a prorated number of performance units from his 2018-2020 performance award and his 2019-2021 performance award (prorated based on the portion of the three year performance period served, such prorated numbers being 2,577 units and 998 units, respectively), will vest, with the payout on such units to be determined and made at the end of the respective performance periods. The Company will also pay the cost of premiums for continuation of health insurance benefits under COBRA through July 31, 2020.

The Retirement Agreement also contained a general release and various other terms in favor of the Company as typically appear in the Company’s standard retirement agreements with officers and associates (e.g., confidentiality, return of property, cooperation on litigation matters that may arise, and non-competition and non-solicitation for hire of Company employees for a period of time).  The description of the Retirement Agreement herein is qualified by reference to the full text of the Retirement Agreement which is attached as an exhibit to this report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit 1.1	Retirement Agreement by and between AvalonBay Communities, Inc., and Leo S. Horey, dated December 16, 2019.

104.1	Cover Page Interactive Data File (embedded within the inline XBRL document).

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

AVALONBAY COMMUNITIES, INC.

Dated: December 18, 2019	By:	/s/ Kevin P. O’Shea
Kevin P. O’Shea
Chief Financial Officer